Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com
THE CORPORATE EXECUTIVE BOARD REPORTS FOURTH-QUARTER EARNINGS OF $0.58 PER DILUTED SHARE ON 26% GROWTH IN REVENUES

CEB INCREASES QUARTERLY CASH DIVIDEND 33% AND RAISES SHARE REPURCHASE AUTHORIZATION BY $200 MILLION
WASHINGTON, D.C. (February 6, 2007) — The Corporate Executive Board Company (CEB or the Company) (NASDAQ: EXBD) today announced financial results for the fourth quarter and year ended December 31, 2006. Revenues for the fourth quarter increased 25.7% to $125.5 million from $99.8 million for the fourth quarter of 2005. Net income and earnings per diluted share for the fourth quarter of 2006 were $23.2 million and $0.58, respectively.
For the year ended December 31, 2006, revenues were $460.6 million, a 27.2% increase from $362.2 million for 2005. Net income and earnings per diluted share for 2006 were $79.2 million and $1.94, respectively.
Effective January 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R) (FAS No. 123(R)), which provides the accounting rules for share-based compensation. To present results on a comparable basis to the prior year, the Company is providing adjusted financial results, including net income and earnings per diluted share that exclude the effects of share-based compensation.
Excluding the effects of share-based compensation related to FAS No. 123(R), adjusted net income for the fourth quarter of 2006 increased 27.2% to $27.1 million from $21.3 million for the fourth quarter of 2005. Adjusted earnings per diluted share for the fourth quarter of 2006 increased 30.8% to $0.68 from $0.52 in 2005.
Excluding the effects of share-based compensation related to FAS No. 123(R), adjusted net income for the year ended December 31, 2006 increased 26.2% to $94.7 million from $75.1 million for 2005. Adjusted earnings per diluted share for 2006 increased 27.3% to $2.33 from $1.83 in 2005. A reconciliation of CEB’s reported and adjusted results is set forth in the notes to the Financial Highlights section below.
Tom Monahan, Chief Executive Officer of the Corporate Executive Board, commented, “We are very pleased to have delivered well against our stated revenue and EPS objectives for 2006. While Contract Value growth of 24.7% came in below our objective for Q4, we continued to see strength across most of our key growth drivers. Client renewal rate for the full year was 92% and the cross-sell ratio — the average number of subscriptions per member institution — rose from 3.91 to 4.15 in our traditional large company market. With the advent of a second program serving the middle market, our cross-sell in this new segment for CEB rose to 1.1. We also continued to expand the membership roster: in our large company market alone, over 500 members joined their first CEB program during 2006 and this membership network grew to over 3,200 companies. In our middle market platform, with the launch of our second program, we now have over 500 members. Some terrific new companies were added to the membership list in Q4, including: The Brink’s Company; Buhrmann, NV; The Cheesecake Factory Incorporated; Eni S.p.A.; Major League Baseball; Singapore Airlines; and Whole Foods Market, Inc.
“Today, I am also delighted to announce the launch of two membership programs: first, in the fourth quarter we launched the Finance Leadership Exchange to serve CFOs of middle market companies. The program is off to a great start, versioning content from our larger company CFO program on such hot topics as accelerating value capture from M&A and right sizing the finance function. This launch builds on the success of our first foray into the middle market via our HR launch in 2005. Much like its sister middle market program, the initial feedback from members has been very positive.
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EXBD Announces Fourth-Quarter Results

February 6, 2007
“We are also pleased to announce the first of the 6-7 programs we will launch in 2007, The Data Center Operations Council. This program serves the executives responsible for operating and evolving the storage and data infrastructure needs of the large company. These senior executives control a large piece of the overall IT budget and are at the center of many of the challenges confronting IT organizations. This launch brings our total number of programs to 43.”
Mr. Monahan also announced that Derek van Bever, Chief Research Officer, will be scaling back his commitments at CEB and, as a result, will step down as an executive officer of the Company on March 1, 2007. Mr. Monahan commented, “Derek van Bever has been a friend and colleague in many capacities across my tenure with CEB. I want to recognize the many contributions to our research, strategy, and operations that Derek has brought to CEB across more than two decades as a member of the executive team. I am delighted Derek’s new role allows him to remain a key contributor to, and thought-partner in, the evolution of CEB.”
In addition, CEB also announced that in the fourth quarter, it had transitioned responsibility for members and contracts in its CLC Metrics program, to its partner InfoHRM, and had exited the partnership. As part of this transition, CEB will retain access to benchmarking data to support its existing business.
AGREEMENT WITH THE ADVISORY BOARD COMPANY
The Company also announced that it has entered into an agreement with The Advisory Board Company to collaborate on several initiatives specific to each company’s traditional best demonstrated practice research memberships. In addition to structuring the terms for the companies to license certain research content from each other, the agreement also establishes a collaboration to enhance value to the firms’ existing and prospective members of such programs. The agreement also outlines several potential product development opportunities. The three-year collaboration includes renewal options for additional two-year terms. To facilitate the open sharing of information required for the collaboration, the agreement also includes a non-compete provision in the traditional best practice research memberships which extends one year beyond the collaboration. Mr. Monahan commented, “We are excited to continue and expand our relationship with The Advisory Board Company and look forward to the possibilities that this collaboration opens up for CEB.”
DIVIDEND INCREASE AND ADDITIONAL SHARE REPURCHASE AUTHORIZATION
CEB is increasing its quarterly dividend to $0.40 from $0.30 per share. The dividend is payable on March 30, 2007, to stockholders of record at the close of business on March 9, 2007. The Company also announced that its Board of Directors authorized additional share repurchases for up to $200 million, which when combined with the remaining balance of the existing share repurchase authorization, provides CEB the opportunity to repurchase up to approximately $242.2 million of its shares. The increase in the dividend and the share repurchase authorization reflect the Company’s continued strong performance and its commitment to returning excess capital to shareholders.
During the year ended December 31, 2006, the Company repurchased approximately 1,940,000 shares of its common stock at a total cost of approximately $176.0 million. Repurchases will continue to be made in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company is funding its share repurchases with cash on hand and cash generated from operations.
OUTLOOK FOR 2007
The following statements summarize the Company’s guidance for 2007.
The Company is comfortable with a target for annual growth in revenues of a minimum of 20%, or $553 million, and the following quarterly revenue distribution (in millions):

	Q1	Q2	Q3	Q4	Total
Calendar 2007	$126.0	$134.0	$142.0	$151.0	$553.0
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EXBD Announces Fourth-Quarter Results

February 6, 2007
The Company’s guidance for GAAP annual diluted earnings per share in 2007 is $2.39 with a quarterly distribution as follows:

	Q1	Q2	Q3	Q4	Total
Calendar 2007	$0.49	$0.53	$0.62	$0.75	$2.39
Included in this amount is approximately $0.40 of share-based compensation expense. The assumptions on share-based compensation expense are estimates and will be updated and finalized after 2007 grants are made during the first quarter.
The Company is comfortable with a GAAP operating margin, including share-based compensation expenses, of approximately 23.7%.
For 2007, the Company expects other income of approximately $23.0 – $24.5 million, an effective income tax rate of approximately 38.5% and diluted weighted shares outstanding of approximately 39.5 – 40.0 million.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the U.S. Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, changes in estimates or assumptions under FAS No. 123(R), whether the Washington, D.C. Office of Tax and Revenue withdraws our QHTC status and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of CEB’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its 2005 Annual Report on Form 10-K. The forward-looking statements in this press release are made as of February 6, 2007 and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.
The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 3,700 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.

EXBD Announces Fourth-Quarter Results

February 6, 2007
THE CORPORATE EXECUTIVE BOARD COMPANY
Financial Highlights and Other Operating Statistics
(In thousands, except per share data)

	Selected	Three Months Ended		Selected	Year Ended
	Growth	December 31,		Growth	December 31,
	Rates	2006	2005	Rates	2006	2005
Financial Highlights (GAAP, as reported):
Revenues	25.7%	$125,502	$99,835	27.2%	$460,623	$362,226
Net income	8.9%	$23,177	$21,275	5.5%	$79,171	$75,060
Basic earnings per share	9.3%	$0.59	$0.54	4.7%	$1.99	$1.90
Diluted earnings per share	11.5%	$0.58	$0.52	6.0%	$1.94	$1.83
Weighted average shares outstanding:
Basic		39,036	39,522		39,712	39,572
Diluted		39,817	41,169		40,721	41,092

Financial Highlights (Adjusted amounts exclude effects of share-based compensation under FAS No. 123(R)): (1)
Adjusted cost of services		$41,650	$33,387		$151,786	$120,944
Adjusted member relations and marketing		$29,601	$24,832		$116,533	$93,657
Adjusted general and administrative		$12,419	$10,501		$52,203	$40,295
Adjusted income from operations	31.9%	$38,014	$28,810	29.7%	$129,720	$100,022
Adjusted net income	27.2%	$27,057	$21,275	26.2%	$94,734	$75,060
Adjusted diluted earnings per share	30.8%	$0.68	$0.52	27.3%	$2.33	$1.83

Adjusted Percentages of Revenues: (1)
Adjusted cost of services		33.2%	33.4%		33.0%	33.4%
Adjusted member relations and marketing		23.6%	24.9%		25.3%	25.9%
Adjusted general and administrative		9.9%	10.5%		11.3%	11.1%
Adjusted income from operations		30.3%	28.9%		28.2%	27.6%

Other Operating Statistics:
Contract value (in thousands)					$475,653	$381,366
Average subscription price					$33,519	$35,229
Membership programs					42	37
Member institutions					3,739	2,831
Total membership subscriptions					14,190	10,825
Average subscriptions per member institution*					3.80	3.82
Client renewal rate					92%	92%

*	Represents the average across all subscription memberships, including middle and traditional large company markets.

(1)	The following tables reconcile GAAP to adjusted financial statement amounts for the three months and year ended December 31, 2006 and 2005, respectively, considering the share-based compensation recognized by the Company in accordance with FAS No. 123(R):

	Three Months Ended			Three Months Ended
	December 31, 2006			December 31, 2005
	GAAP, as	Share-based		GAAP, as	Share-based
	reported	compensation	Adjusted	reported	compensation	Adjusted
Financial statement descriptions:
Cost of services	$44,746	$(3,096)	$41,650	$33,387	—	$33,387
Member relations and marketing	$30,947	$(1,346)	$29,601	$24,832	—	$24,832
General and administrative	$14,286	$(1,867)	$12,419	$10,501	—	$10,501
Income from operations	$31,705	$6,309	$38,014	$28,810	—	$28,810
Net income	$23,177	$3,880	$27,057	$21,275	—	$21,275
Diluted earnings per share	$0.58	$0.10	$0.68	$0.52	—	$0.52

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EXBD Announces Fourth-Quarter Results

February 6, 2007

	Year Ended			Year Ended
	December 31, 2006			December 31, 2005
	GAAP, as	Share-based		GAAP, as	Share-based
	reported	compensation	Adjusted	reported	compensation	Adjusted
Financial statement descriptions:
Cost of services	$164,022	$(12,236)	$151,786	$120,944	—	$120,944
Member relations and marketing	$122,177	$(5,644)	$116,533	$93,657	—	$93,657
General and administrative	$59,629	$(7,426)	$52,203	$40,295	—	$40,295
Income from operations	$104,414	$25,306	$129,720	$100,022	—	$100,022
Net income	$79,171	$15,563	$94,734	$75,060	—	$75,060
Diluted earnings per share	$1.94	$0.39	$2.33	$1.83	—	$1.83
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, CEB uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, certain expenses (including cost of services, member relations and marketing and general and administrative) and non-GAAP earnings per diluted share. CEB uses these measures of operating income, gross profit, net income and earnings per share for the three months and year ended December 31, 2006, which exclude FAS No. 123(R) share-based compensation, to better understand and compare results in the current period to those in prior periods that did not include FAS No. 123(R) share-based compensation. Although these non-GAAP financial measures adjust expense and other items to exclude the accounting treatment of share-based compensation, they should not be viewed as a pro-forma presentation reflecting the elimination of the underlying share-based compensation programs, as those programs are an important element of CEB’s compensation structure and generally accepted accounting principles indicate that all forms of share-based payments should be valued and included as appropriate in results of operations. CEB discloses this information to the public to enable investors who wish to more easily assess the Company’s performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis among other companies that separately identify share-based compensation expenses. Although these non-GAAP measures present financial results on the same basis as prior year’s results, they do not reflect the effects of the Company’s share-based compensation programs and therefore may not be useful in comparing CEB’s results with companies with different compensation structures. CEB’s reference to these measures should be considered in addition to results that are prepared under current accounting standards but should not be considered a substitute for results that are presented as consistent with GAAP. FAS No. 123(R) did not have a significant effect on the diluted share numbers for the three months and year ended December 31, 2006.
For the year ended December 31, 2006 and 2005, the Company also recognized $1.9 million and $0.5 million, respectively, reflecting additional employer taxes as a result of the taxable income that our employees recognized upon the exercise of non-qualified common stock options in March 2006 and 2005, respectively. The Company has recorded such expenses in the same expense line item as other compensation paid to the relevant categories of employees as follows: Cost of services, $0.8 million and $0.3 million, Member relations and marketing, $0.3 million and $0.1 million, and General and administrative, $0.8 million and $0.1 for 2006 and 2005, respectively. The additional employer taxes incurred by the Company are reflected within both the GAAP amounts as reported and the adjusted financial results presented within this press release.
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EXBD Announces Fourth-Quarter Results

February 6, 2007
THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Statements of Operations
(In thousands, except per share data)

	Selected	Three Months Ended		Selected	Year Ended
	Growth	December 31,		Growth	December 31,
	Rates	2006	2005	Rates	2006	2005
Operating Statistic

Contract Value (1) (at period end)	24.7%	$475,653	$381,366

Financial Highlights
Revenues	25.7%	$125,502	$99,835	27.2%	$460,623	$362,226
Cost of services		44,746	33,387		164,022	120,944

Gross profit		80,756	66,448		296,601	241,282

Member relations and marketing		30,947	24,832		122,177	93,657
General and administrative		14,286	10,501		59,629	40,295
Depreciation and amortization		3,818	2,305		10,381	7,308

Income from operations	10.0%	31,705	28,810	4.4%	104,414	100,022

Other income, net		5,981	3,921		24,318	13,588

Income before provision for income taxes		37,686	32,731		128,732	113,610
Provision for income taxes		14,509	11,456		49,561	38,550

Net income	8.9%	$23,177	$21,275	5.5%	$79,171	$75,060

Basic earnings per share	9.3%	$0.59	$0.54	4.7%	$1.99	$1.90
Diluted earnings per share	11.5%	$0.58	$0.52	6.0%	$1.94	$1.83

Weighted average shares outstanding
Basic		39,036	39,522		39,712	39,572
Diluted		39,817	41,169		40,721	41,092

Adjusted income from operations	31.9%	$38,014	$28,810	29.7%	$129,720	$100,022
Adjusted net income	27.2%	$27,057	$21,275	26.2%	$94,734	$75,060
Adjusted diluted earnings per share	30.8%	$0.68	$0.52	27.3%	$2.33	$1.83

Percentages of Revenues
Gross profit		64.3%	66.6%		64.4%	66.6%
Member relations and marketing		24.7%	24.9%		26.5%	25.9%
General and administrative		11.4%	10.5%		12.9%	11.1%
Depreciation and amortization		3.0%	2.3%		2.3%	2.0%
Income from operations		25.3%	28.9%		22.7%	27.6%

(1)	We define “Contract Value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

EXBD Announces Fourth-Quarter Results

February 6, 2007
THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,
	2006	2005
Assets

Current assets:
Cash and cash equivalents	$171,367	$424,276
Marketable securities	119,534	2,264
Membership fees receivable, net	153,107	120,242
Deferred income taxes, net	15,109	11,880
Deferred incentive compensation	13,160	11,489
Prepaid expenses and other current assets	9,881	7,671

Total current assets	482,158	577,822

Deferred income taxes, net	12,896	2,958
Marketable securities	196,386	118,096
Goodwill and other intangibles	7,826	8,445
Other non-current assets	9,801	1,273
Property and equipment, net	26,988	18,401

Total assets	$736,055	$726,995

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$66,773	$42,429
Accrued incentive compensation	25,062	27,045
Deferred revenues	308,671	261,300

Total current liabilities	400,506	330,774

Other liabilities	17,684	10,807

Total liabilities	418,190	341,581

Total stockholders’ equity	317,865	385,414

Total liabilities and stockholders’ equity	$736,055	$726,995

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EXBD Announces Fourth-Quarter Results

February 6, 2007
THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended
	December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$79,171	$75,060
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	10,381	7,305
Loss on the sale of investments	—	2,320
Deferred income taxes	34,139	30,801
Share-based compensation	25,306	—
Excess tax benefits from share-based compensation arrangements(1)	(41,225)	—
Amortization of marketable securities (discounts) premiums, net	(2,389)	1,865
Changes in operating assets and liabilities:
Membership fees receivable, net	(32,865)	(23,055)
Deferred incentive compensation	(1,671)	(2,212)
Prepaid expenses and other current assets	(2,210)	327
Other non-current assets	(8,564)	(1,238)
Accounts payable and accrued liabilities	23,933	25,041
Accrued incentive compensation	(1,983)	8,894
Deferred revenues	47,371	55,252
Other liabilities	6,877	1,109

Net cash flows provided by operating activities	136,271	181,469

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(17,743)	(8,703)
Acquisition, net of cash acquired	—	(8,136)
Purchase of marketable securities	(196,920)	—
Sales and maturities of marketable securities	2,635	176,384

Net cash flows (used in) provided by investing activities	(212,028)	159,545

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	2,979	45,135
Proceeds from the issuance of common stock under the employee stock purchase plan	2,024	1,407
Excess tax benefits from share-based compensation arrangements(1)	41,225	—
Purchase of treasury shares	(175,985)	(61,489)
Payment of dividends	(47,395)	(15,787)
Reimbursement of common stock offering costs	70	35
Payment of common stock offering costs	(70)	(35)

Net cash flows used in financing activities	(177,152)	(30,734)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(252,909)	310,280

Cash and cash equivalents, beginning of period	424,276	113,996

Cash and cash equivalents, end of period	$171,367	$424,276

(1)	In accordance with FAS No. 123(R), excess tax benefits related to share-based compensation are now classified as a cash flow from financing activities rather than as a cash flow from operating activities. The net effect of this change for the year ended December 31, 2006 is to move $41.2 million of excess tax benefits from an operating cash flow to a cash flow from financing activities, leaving total cash flows unchanged.

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